STATE OF COLORADO
COUNTY OF EL PASO

    This Lease agreement, made and entered into by and between DUANE AND DONNA BASSE hereinafter referred to as "Landlord", and SPECTRANETICS CORPORATION hereinafter referred to as "Tenant";

                                      WITNESSETH

1. LEASED PREMISES AND TERM: In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant and Tenant hereby takes from Landlord certain premises situated within the County of El Paso, State of Colorado, more particularly described as follows:

     APPROX. 24,576 SQ. FEET CONSISTING OF THE BUILDING LOCATED AT 3305 NORTH CASCADE AVENUE, COLO. SPRINGS, COLORADO, 80907, WITH A LEGAL DESCRIPTION
     OF: LOT 2, CASCADE INDUSTRIAL PARK A SUB. OF LOT 1, BLOCK 1, COLO. SPRINGS, COLORADO

together with all rights, privileges, easements, appurtances (sic), and immunities belonging to or in any way pertaining to the said premises and together with the building and other improvements erected and/or to be erected upon said demised premises, as the hereto attached floor plans marked as Exhibit "A".

     To Have and to Hold the same for a term commencing on the "completion date" as hereinafter defined, and ending 48 months thereafter except that in the event the "completion date" is a date other than the first day of the calendar month, said term shall extend for a period of N/A months in addition to the remainder of the calendar month during which the "completion date" occurs. The "completion date" shall be the date upon which the building and other improvements erected and to be erected upon the demised premises shall have been completed in accordance with Exhibit A. Landlord shall notify Tenant in writing, as soon as Landlord deems said building and other improvements to be completed and ready for occupancy as aforesaid. In the event that said building and other improvements have not in fact then been completed as aforesaid, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said building and other improvements are completed and ready for occupancy as aforesaid. Taking of possession by Tenant shall be deemed conclusively to establish that said building and other improvements have been completed in accordance with Exhibit A attached hereto and that the premises are in good and satisfactory condition, as of when possession was so taken, except for latent defects.

     2.  RENT AND SECURITY DEPOSIT:

     (a) Tenant agrees to pay to Landlord rent for said premises at the rate of ($29,491.20) TWENTY NINE THOUSAND FOUR HUNDRED NINETY ONE AND 20/100 Dollars per quarter on a net, net, net rental basis. One such quarterly installment shall be due and payable on the "completion date" and a like quarterly installment shall be due and payable on or before the first day of each succeeding calendar quarter during the hereby demised term; provided that if the "completion date" should be a date other than the first day of a calendar quarter there shall be due and payable on the "completion date" as rent for the balance of the calendar quarter during which the "completion date" shall fall a sum equal to that portion of the rent for a full quarter as herein provided which the number of days from the "completion date" to the end of the calendar quarter during which the "completion date" shall fall bears to the total number of days in such quarter and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar quarter during the hereby demised term as first above provided, Tenant agrees, at the time of execution of this lease to deposit with the Landlord the cash sum of ($5,982.40) FIFTY NINE HUNDRED EIGHTY TWO AND 40/100 Dollars as a security deposit.

     (b) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the tenth day of the month for which it is due, Tenant shall pay Landlord interest on the overdue amount at the rate of 1-1/2 percent per month from the day the amount became due until the date it actually is received by Landlord.

     3. TAXES AND INSURANCE: As additional rent, Tenant shall pay to Landlord on the first day of each month 1/12 Tenant's pro rata share of the estimated real property tax on the Leased Premises for the current year plus 1/12 Tenant's pro rata share of the current premium for any liability or casualty insurance carried by Landlord on the Leased Premises. If the actual real property tax is greater than that estimated by Landlord, Tenant shall pay the excess amount within thirty days after billing by Landlord. If the actual real property tax is less than that estimated by Landlord, Landlord shall refund the overpayment to Tenant within thirty days after payment of the tax by Landlord. As used in this paragraph, "real property tax" shall mean any form of assessment (both general and special), levy, penalty, or tax (other than estate or inheritance tax) imposed by any authority having direct or indirect power tax any legal or equitable interest of Landlord in the Leased Premises, including any tax on rent (other than income tax) in lieu of or in addition to normal real property taxes or assessments. Any such billing by Landlord to Tenant that is not paid within 30 days shall bear interest at 1-1/2% per month. Tenant may, at its sole cost and expense (in its name or in the name of Landlord, or in the name of both, as it may deem appropriate) dispute and contest the real property tax, and in such case, said disputed tax must be paid prior to being contested. Tenant acknowledges the right to contest solely for a refund. Should the real property tax contested be held valid, Tenant shall pay all items, court costs, attorney's fees, interest and penalties relating thereto.

     4. COMPLETION DATE: Landlord shall with reasonable diligence prosecute the completion of the improvements to the end that the scheduled "completion date" will be on or before June 01, 1997 except for delays due to unavailability of material, unusual weather conditions, war, transportation failures, other circumstances beyond the control of Landlord and coercion of materialmen and labor organizations. All buildings and other improvements shall be of sound construction and shall in every respect comply with all governmental laws, ordinances, regulations, and other requirements, which may govern construction of the same.

     5. CHARACTER OF OCCUPANCY: The demised premises shall be used only for the purpose of receiving, storing, shipping, and selling products, materials and merchandise made and/or sold by Tenant, and for such other lawful purposes as may be incidental thereto. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the demised premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the demised premises, all at Tenant's sole expense. Tenant shall not permit the Leased premises
(sic) to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or otherwise or which would in any way increase or render void the fire insurance on the Leased Premises.

     6. PRORATION: Whenever the term "pro rata" shall occur in this lease it shall refer to N/A (or N/A%) of the total building as Tenant's responsibility.

     7. REPAIRS AND MAINTENANCE: Tenant shall, at its own cost and expense, keep in good repair and condition the interior and exterior of the Leased Premises. Tenant's obligation shall extend to the entire Leased Premises, including but not limited to the roof, exterior walls, gutters, glass, heating, ventilation and air conditioning systems, plumbing, pipes, fixtures and other equipment, except that Landlord shall correct any latent defects due to faulty construction which may exist at the time Tenant takes possession of the leased Premises. Tenant also agrees to maintain at its sole expense all grounds, landscaping, and parking areas. Unless otherwise agreed by Landlord and Tenant, all grounds, landscaping, and parking area maintenance and repair shall be performed by Landlord and Tenant shall be billed for its pro rata share of such expense. If either Landlord or Tenant fails to perform any duty described above, the other may give notice of such failure. If the duty is not performed by the responsible party within thirty days after notice (or within a reasonable shorter period in the case of emergency), the other party may perform the repair or maintenance work and charge the responsible party for any expense incurred. The responsible party promptly shall pay the expense incurred. Landlord and landlord's agents and representatives shall have the right to enter and inspect the demised premises at any time during reasonable business hours, for the purpose of ascertaining the condition of the demised premises or in order to make such repairs as may be required to be made by Tenant or Landlord under the terms of this Lease. At the termination of this Lease, Tenant shall deliver up the leased premises with all improvements located thereon, except as provided in Paragraph Eight hereof, in good repair and condition, and will deliver all keys thereto at the office of the Landlord.

     8. ALTERATIONS: Tenant shall not make any major alterations, additions, or improvements to the demised premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions, or improvements or erect, remove, or alter such partitions, or erect such shelves, bins, machinery, and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this Lease, Tenant shall, if Landlord so elects, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the premises to their original condition, otherwise such improvements shall be delivered up to Landlord with the premises. All shelves, bins, machinery, and trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord. All such removals and restorations shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the demised premises.

     9. SIGNS: Tenant shall have the right to install such signs as it may desire upon the roof and exterior walls of said building subject to Landlord's prior written approval and subject to any applicable governmental laws, ordinances, regulations, and other requirements. Tenant shall remove all such signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury, defacement, or overloading of the buildings and other improvements.

     10. UTILITIES: Tenant shall pay all charges incurred for any utility services metered to his demised premises or for Tenant's pro rata share of the utility services provided to the demised premises, and billed to Tenant by Landlord.

     11. LEASE ASSIGNMENT OR SUBLETTING: Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the demised premises, unless prior written approval of Landlord is obtained. Not withstanding any such assignment or subletting Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its provisions under the terms, provisions, and covenants of this Lease. Upon the occurrence of an "event of default" as herein defined, if the demised premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, or sublease and apply such rent against any sums due to it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder, Landlord shall also have the right to assign any of its rights under this Lease.

     12. INSURANCE, LIABILITY AND PROPERTY: Landlord shall not be liable to Tenant or Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the demised premises, caused by the negligence or misconduct of Tenant, its agents, servants, or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any other cause whatsoever, and Tenants (sic) agrees to indemnify Landlord and hold it harmless from any loss, expense, or claims arising out of any such damage or injury. Tenant shall throughout the demised term, at its sole cost and expense, provide and keep in force with responsible insurance companies satisfactory to Landlord and to any mortgagee under a mortgage constituting a lien upon the demised premises, public liability and property damage insurance, the liability limits of all said insurance shall be a minimum of $500,000.00 single limit, protecting Landlord and any such mortgage as well as Tenant against liability to any employees or servants of Tenant or to any other person whomsoever arising out of or in connection with Tenant's use of the leased premises or the condition of the leased premises. Tenant is to furnish Landlord with certificate of liability.

    Landlord shall, at Tenants (sic) expense, procure and maintain at all times during the term of this Lease a policy or policies of insurance covering loss or damage to the premises (exclusive of Tenant's trade fixtures and equipment), providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief.

     13. DAMAGE OR DESTRUCTION: In the event improvements on the premises are damaged by any casualty which is covered under an insurance policy required to be maintained pursuant to Paragraph 12, then Landlord may, at Landlord's option, either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or
(b) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. If the premises are totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Paragraph 12 (including any destruction required by any authorized public authority), this Lease shall automatically terminate as of the date of such total destruction.

    If the premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, Landlord may, at Landlord's option, cancel and terminate this lease (sic) as of the date of the occurrence of the damage by giving written notice to Tenant of Landlord's election to do so within thirty
(30) days after the date of occurrence of such damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery or fixtures or any other improvements or property installed in the premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage.

    If the premises are partially destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent which Tenant's use of the premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of such damage, destruction, repair or restoration. If Landlord shall be obligated to repair or restore the premises and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may, at Tenant's option, cancel and terminate this Lease by written notice to Landlord at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     14.  EMINENT DOMAIN:

     (a) If the whole or any substantial part of the demised premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said premises shall occur. Separate awards, for damages to the respective interests of Landlord and Tenant hereunder shall be made, and each shall be entitled to receive and retain such awards as shall be made to it, and the termination of this Lease shall not affect the rights of the respective parties to the awards.

     (b) If less than a substantial part of the demised premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. Separate awards shall be made in such event for damages to the respective interests of Landlord and Tenant hereunder.

     15. HOLDING OVER: Should Tenant, or any of its successors in interest, hold over the leased premises (sic), or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to the rent paid the last month of the term of this Lease plus twenty percent (20%) of such amount.

     16. TENANT DEFAULT: The following events shall be deemed to be events of default by Tenant under this lease:

     (a) Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days.

     (b) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

     (c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (d) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

     (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant.

     (f) Tenant shall desert or vacate any substantial portion of the premises. Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice of demand whatsoever:

     (i) Terminate this Lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises (sic) and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including any damages Landlord may incur because of special sums expended for fixing up premises for Tenant.

     (ii) Enter upon and take possession of the leased premises (sic) and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

     (iii) Enter upon the leased premises (sic), by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages, resulting to the Tenant from such action, whether caused by negligence of Landlord or otherwise.

    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained, shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     18. ATTORNEY'S FEES: If on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary for Landlord to employ an attorney to enforce or defend any of Landlord's rights or remedies, hereunder, Tenant agrees to pay any reasonable attorney's fees incurred by Landlord in such connection.

     19. QUIET ENJOYMENT: Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate leased, and, that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease as well as any extension or renewal. However, Tenant accepts this Lease subject and subordinate to any underlying lease, mortgage, deed of trust or other lien presently existing upon the Leased Premises. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this agreement to any underlying lease, mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any lien, deed of trust or mortgage on the Leased Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the Landlord under this Lease. Tenant agrees to attorn to the Purchaser, as its Landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease.

    The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

     20. NOTICE ADDRESS: Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing, or delivery of any payment by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice of the making of any payment by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in El Paso County, Colorado, at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

     (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United State Mail, postage prepaid, Registered Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

Landlord  DUANE AND DONNA BASSE          Tenant  SPECTRANETICS CORPORATION
          POST OFFICE BOX 9601                   96 TALAMINE COURT
          COLO. SPRINGS, COLORADO 80932          COLO. SPRINGS, COLORADO 80907

If and when, included within the term "landlord" as used in this instrument, there is more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address in El Paso County, Colorado, or any other location, for the receipt of notices and payments to Landlord; if and when, included within the term "Tenant" as used in this instrument, there is more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     21.  OTHER PROVISIONS:

     A.   See attached addendum for paragraph 24 through 27.

     B. The terms, provisions and covenants and conditions contained in this Lease, shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives except as otherwise herein expressly provided. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     23. CORPORATE RESOLUTION: If this instrument is executed by a corporation, such execution has been authorized by a duly adopted resolution of the Board of Directors of such corporation and copy thereof furnished to Landlord.

Executed the 1st day of Sept. 1997.
             ---        ----------

LANDLORD                               TENANT: (See paragraph 22 above)

By: /s/ Duane H. Basse                 By: /s/ Larry Martel
   -------------------------------        -----------------------------------
By: /s/ Donna Basse                    Title: V.P. Manufacturing
   -------------------------------           --------------------------------

                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

                                  ADDENDUM TO LEASE

     24. RENEWAL OPTION: The tenant (sic) shall have the right or option to renew this Lease for a period of N/A years at the expiration of the term hereof at a rental to be hereinafter determined, subject to all the conditions and agreements herein contained; provided, however, that the Tenant shall notify the Landlord of his election to renew the Lease by giving the Landlord written notice of such election on or before six (6) months prior to the expiration of the original term hereof. The base rental shall be computed upon the existing base rental for the base term together with an increase that may be computed based upon the Bureau of Labor Statistics Consumer Price Index of all items as of ____________________. This basis shall be utilized to determine the rental increase in the same proportion of the Cost of Living Index as it compares on ____________________________ with the date that said Lease term is extended.

     25. Tenant acknowledges that late payments by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, in the event Tenant should fail to pay any installment of rent or any sum due hereunder after such amount is due, Tenant shall pay to Landlord as additional rent a late charge equal to 5% of each such installment or other sum of $25.00 per month, whichever is greater. A $5.00 charge will be paid by the Tenant to the Landlord for each returned check.

     26. Landlord shall allow Tenant to install, at Tenant's cost, additional electrical power in the leased space.

     27.  All snow and ice removal shall be at the Tenant's expense.













                                ADDENDUM ACKNOWLEDGED:


BY: /s/ Duane H. Basse                   BY: /s/ Larry Martel
   -------------------------------          ----------------------------------
            Landlord                                     Tenant

BY: /s/ Donna Basse
   -------------------------------